APPENDIX A

Funds and Classes as of: July 10, 2015

Fund	Classes
Modern Technology Fund	Class A Class C Class I Class R
LJM Preservation and Growth Fund	Class A Class C Class I
Anfield Universal Fixed income Fund	Class A Class A1 Class C Class I Class R
Superfund Managed Futures Strategy Fund	Class A Class C Class I
West Shore Real Return Income Fund	Class A Class C Class I Class R
Larkin Point Equity Preservation Fund	Class A Class C Class I Class R
Redwood Managed Volatility Fund	Class I Class N Class Y
Conductor Global Fund	Class A Class C Class I
Redwood Managed Volatility Portfolio	Class I Class N
Breithorn Long/Short Fund	Class A Class I
Fortunatus Protactical Small Cap Equity Fund	Class A Class C Class I

Affinity Small Cap Fund	Class A Class C Class I
Hanlon Managed Income Fund	Class A Class C Class I Class R
Hanlon Tactical Dividend and Momentum Fund	Class A Class C Class I Class R
E Fund China A Enhanced Equity Fund	Class A Class C Class I
E Fund RQFII China Total Return Bond Fund	Class A Class C Class I